                                                                     Exhibit 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                        THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                                                        ---------------------------    -------------------------
                                                                            1998          1997           1998            1997
                                                                            ----          ----           ----            ----
                                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
          NET INCOME                                                    $   6,345     $   3,937       $   9,120        $  38,140
                                                                        =========     =========       =========        =========

          BASIC EPS
          Weighted-average common shares outstanding                       28,448        28,335          28,438           28,324
                                                                        =========     =========       =========        =========
          Basic net income per common share                             $     .22     $     .14       $     .32        $    1.35
                                                                        =========     =========       =========        =========


          DILUTED EPS
          Weighted-average common shares outstanding                       28,448        28,335          28,438           28,324
             Shares issuable on exercise of dilutive options                  692           641             692              641
             Shares assumed to be purchased with proceeds of options         (377)         (562)           (395)            (602)
                                                                        ---------     ---------       ---------        ---------

          Shares applicable to diluted EPS                                 28,763        28,414          28,735           28,363
                                                                        =========     =========       =========        =========
          Diluted net income per common share                           $     .22     $     .14       $     .32        $    1.34
                                                                        =========     =========       =========        =========





                                       2